Exhibit 4.1

Exhibit A

SPECIMEN OF UNIT CERTIFICATE

No.	LEOPARD ACQUISITION CORP. Incorporated under the Laws of the State of Delaware	UNIT(S)

UNIT(S) EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                         IS THE OWNER OF

                                                                                                                                                         UNIT(S).  Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of Leopard Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (each, a “Warrant”).  Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment).  The Common Stock and Warrant comprising each Unit represented by this certificate are not transferable separately prior to the thirty-fifth day following the date of the prospectus with respect to the Company’s initial public offering (the “IPO”) unless J.P. Morgan Securities Inc. informs the Company of its decision to allow earlier separate transfer.  The terms of the Warrants are governed by the Warrant Agreement dated [                  ], 2008 between the Company and Continental Stock Transfer & Trust Company, as amended, restated or supplemented from time to time (the “Warrant Agreement”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Company, and are available to any Warrant holder on written request and without cost.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  THESE SECURITIES ARE ALSO SUBJECT TO FORFEITURE AND ADDITIONAL RESTRICTIONS ON TRANSFER OR SALE AND OTHER MATTERS PURSUANT TO A FOUNDERS’ SECURITIES PURCHASE AGREEMENT DATED [                    ], 2008, A COPY OF WHICH CAN BE OBTAINED FROM THE COMPANY AT ITS EXECUTIVE OFFICES.

SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE CORPORATION.

WITNESS the seal of the Company and the facsimile signature of its duly authorized officer.

Dated:                      , 2008

LEOPARD ACQUISITION CORP.
Authorized Officer
2008

CORPORATE SEAL DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -	Custodian

TEN ENT	tenants by the entireties		(Cust) (Minor)
Under Uniform Gifts to Minors
	as joint tenants with right		Act:
	of survivorship and not as		(State)
JT TEN	tenants in common

Additional abbreviations may also be used though not in the above list.

LEOPARD ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
                IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                    Attorney, to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.